UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2021

EATON VANCE CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-8100	04-2718215
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two International Place, Boston, Massachusetts	02110
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 482-8260

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Non-Voting Common Stock, $0.00390625 par value	EV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [_]

INFORMATION INCLUDED IN THE REPORT

Item 5.07	Submission of Matters to a Vote of Security Holders.

An annual meeting of the holders of Voting Common Stock (the “Voting Stockholders”) of Eaton Vance Corp. (the “Company”) was held on January 14, 2021. All of the 464,716 outstanding shares of the Company’s Voting Common Stock were represented in person or by proxy at the meeting.

The following matters received the affirmative vote of all of the outstanding Voting Common Stock and were approved:

1.	The minutes of the previous annual meeting of Voting Stockholders held on January 9, 2020.

2.	The annual report to shareholders of the Company for the fiscal year ended October 31, 2020.

3.	The election of the following individuals as directors to hold office until the next annual meeting or, in the case of Mr. Higdon, until the earlier of the next annual meeting and the closing of the proposed acquisition of the Company by Morgan Stanley and until their successors are elected and qualify:

Ann E. Berman
Thomas E. Faust Jr.
Leo I. Higdon, Jr.

Paula A. Johnson

Brian D. Langstraat
Dorothy E. Puhy
Winthrop H. Smith, Jr.

Richard A. Spillane, Jr.

Prior to the annual meeting, the Board of Directors granted an exception to the Company’s mandatory director retirement policy at age 74 for Mr. Higdon such that he will hold office until the earlier of the next annual meeting and the closing of the proposed acquisition of the Company by Morgan Stanley.

4.	The selection of the firm Deloitte & Touche LLP as the independent registered public accounting firm of the Company for its fiscal year ending October 31, 2021.

5.	The ratification of the acts of the Board of Directors since the previous annual meeting of Voting Stockholders held on January 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

EATON VANCE CORP.
(Registrant)

Date: January 15, 2021	/s/ Laurie G. Hylton
Laurie G. Hylton
Chief Financial Officer